WORLD MONITOR TRUST III SERIES G CLASS 1

Unaudited Account Statement

For the Month Ending August 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of August 31, 2006 for World Monitor Trust III Series G Class 1. The net asset value of an interest as of August 31, 2006 was $97.40, a decrease of -1.73% from the July 31, 2006 value of $99.11. The calendar year-to-date return for World Monitor Trust III Series G Class 1 was an increase of +0.92% as of August 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($29,406.89)
Change in Unrealized Gain/(Loss)	$10,724.96
Gain/(Loss) on Other Investments	$454.41
Brokerage Commission	($579.96)

Total Trading Income	($18,807.48)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	($104.96)
Management Fees	$525.41
Advisory Fees	$2,600.48
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$5,359.02

Total Expenses	$8,379.95
Interest Income	$5,412.06
Net Income(Loss) from the Period	($21,775.37)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,260,974.44	$99.11
Addition	$0.00
Withdrawal	($407,137.02)
Net Income/(Loss)	($21,775.37)

Month End	$832,062.05	$97.40
Monthly Rate of Return	-1.73%
Year to Date Rate of Return	0.92%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 1

WORLD MONITOR TRUST III SERIES H CLASS 1

Unaudited Account Statement

For the Month Ending August 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of August 31, 2006 for World Monitor Trust III Series H Class 1. The net asset value of an interest as of August 31, 2006 was $97.60, a decrease of -4.58% from the July 31, 2006 value of $102.28. The calendar year-to-date return for World Monitor Trust III Series H Class 1 was a decrease of -0.07% as of August 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($49,310.00)
Change in Unrealized Gain/(Loss)	($28,552.50)
Gain/(Loss) on Other Investments	$381.17
Brokerage Commission	($411.73)

Total Trading Income	($77,893.06)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	($154.07)
Management Fees	$759.03
Advisory Fees	$4,387.97
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$7,744.29

Total Expenses	$12,737.22
Interest Income	$7,227.01
Net Income(Loss) from the Period	($83,403.27)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,821,662.82	$102.28
Addition	$932.61
Withdrawal	($349,399.51)
Net Income/(Loss)	($83,403.27)

Month End	$1,389,792.66	$97.60
Monthly Rate of Return	-4.58%
Year to Date Rate of Return	-0.07%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 1

WORLD MONITOR TRUST III SERIES I CLASS 1

Unaudited Account Statement

For the Month Ending August 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of August 31, 2006 for World Monitor Trust III Series I Class 1. The net asset value of an interest as of August 31, 2006 was $93.26, an increase of +0.74% from the July 31, 2006 value of $92.58. The calendar year-to-date return for World Monitor Trust III Series I Class 1 was a decrease of -3.28% as of August 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($28,538.99)
Change in Unrealized Gain/(Loss)	$35,126.01
Gain/(Loss) on Other Investments	($1.63)
Brokerage Commission	($614.83)

Total Trading Income	$5,970.56
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	($53.96)
Management Fees	$255.09
Advisory Fees	$1,034.32
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$2,604.89

Total Expenses	$3,840.34
Interest Income	$2,392.72
Net Income(Loss) from the Period	$4,522.94

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$612,224.51	$92.58
Addition	$0.00
Withdrawal	($447,654.57)
Net Income/(Loss)	$4,522.94

Month End	$169,092.88	$93.26
Monthly Rate of Return	0.74%
Year to Date Rate of Return	-3.28%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series I Class 1

WORLD MONITOR TRUST III SERIES J CLASS 1

Unaudited Account Statement

For the Month Ending August 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of August 31, 2006 for World Monitor Trust III Series J Class 1. The net asset value of an interest as of August 31, 2006 was $97.35, a decrease of -1.72% from the July 31, 2006 value of $99.05. The calendar year-to-date return for World Monitor Trust III Series J Class 1 was a decrease of -0.03% as of August 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($2,007,569.06)
Change in Unrealized Gain/(Loss)	$1,061,734.60
Gain/(Loss) on Other Investments	$11,722.73
Brokerage Commission	($35,178.81)

Total Trading Income	($969,290.54)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	($5,289.75)
Management Fees	$25,895.86
Advisory Fees	$127,033.06
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$203,583.08

Total Expenses	$351,222.25
Interest Income	$251,517.29
Net Income(Loss) from the Period	($1,068,995.50)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$62,150,071.56	$99.05
Addition	$3,629,346.00
Withdrawal	($157,451.94)
Net Income/(Loss)	($1,068,995.50)

Month End	$64,552,970.12	$97.35
Monthly Rate of Return	-1.72%
Year to Date Rate of Return	-0.03%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 1

WORLD MONITOR TRUST III SERIES G CLASS 2

Unaudited Account Statement

For the Month Ending August 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of August 31, 2006 for World Monitor Trust III Series G Class 2. The net asset value of an interest as of August 31, 2006 was $95.65, a decrease of -1.39% from the July 31, 2006 value of $97.00. The calendar year-to-date return for World Monitor Trust III Series G Class 2 was a decrease of -4.35% as of August 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($11,313.61)
Change in Unrealized Gain/(Loss)	$4,126.18
Gain/(Loss) on Other Investments	$174.83
Brokerage Commission	($223.13)

Total Trading Income	($7,235.73)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	($40.38)
Management Fees	$202.08
Advisory Fees	$1,000.48
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$1,252.86

Total Expenses	$2,415.04
Interest Income	$2,929.03
Net Income(Loss) from the Period	($6,721.74)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$484,996.40	$97.00
Addition	$435,000.00
Withdrawal	$0.00
Net Income/(Loss)	($6,721.74)

Month End	$913,274.66	$95.65
Monthly Rate of Return	-1.39%
Year to Date Rate of Return	-4.35%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 2

WORLD MONITOR TRUST III SERIES H CLASS 2

Unaudited Account Statement

For the Month Ending August 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of August 31, 2006 for World Monitor Trust III Series H Class 2. The net asset value of an interest as of August 31, 2006 was $90.15, a decrease of -4.40% from the July 31, 2006 value of $94.30. The calendar year-to-date return for World Monitor Trust III Series H Class 2 was a decrease of -9.85% as of August 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($13,403.37)
Change in Unrealized Gain/(Loss)	($7,761.17)
Gain/(Loss) on Other Investments	$103.61
Brokerage Commission	($111.92)

Total Trading Income	($21,172.85)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	($41.88)
Management Fees	$70.24
Advisory Fees	$1,192.74
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$1,417.71

Total Expenses	$2,638.81
Interest Income	$1,973.84
Net Income(Loss) from the Period	($21,837.82)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$495,781.15	$94.30
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	($21,837.82)

Month End	$473,943.33	$90.15
Monthly Rate of Return	-4.40%
Year to Date Rate of Return	-9.85%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 2

WORLD MONITOR TRUST III SERIES J CLASS 2

Unaudited Account Statement

For the Month Ending August 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of August 31, 2006 for World Monitor Trust III Series J Class 2. The net asset value of an interest as of August 31, 2006 was $95.24, a decrease of -1.56% from the July 31, 2006 value of $96.75. The calendar year-to-date return for World Monitor Trust III Series J Class 2 was a decrease of -4.76% as of August 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($73,830.73)
Change in Unrealized Gain/(Loss)	$37,655.56
Gain/(Loss) on Other Investments	$442.92
Brokerage Commission	($1,285.82)

Total Trading Income	($37,018.07)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	($196.02)
Management Fees	$960.27
Advisory Fees	$4,725.62
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$3,708.18

Total Expenses	$9,198.05
Interest Income	$10,244.26
Net Income(Loss) from the Period	($35,971.86)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$2,304,647.13	$96.75
Addition	$313,300.00
Withdrawal	$0.00
Net Income/(Loss)	($35,971.86)

Month End	$2,581,975.27	$95.24
Monthly Rate of Return	-1.56%
Year to Date Rate of Return	-4.76%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 2